GREENMAN TECHNOLOGIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         GreenMan Technologies, Inc., a Delaware corporation (the "Company"), hereby grants to SFM Marketing, Inc. (the "Optionee" or "SFM") a Non-Qualified Stock Option (the "Option") to purchase 250,000 shares (the "Option Shares") of Common Stock, $0.01 par value (the "Common Stock") of the Company, at the prices set forth below.

         1. GRANT PURSUANT TO CONSULTING AGREEMENT. The Company and SFM have this date entered into a Consulting Agreement (the "Consulting Agreement") pursuant to which SFM is providing financial public relation services to the Company. The Option is granted to SFM in accordance with the aforementioned Consulting Agreement. Any terms not otherwise defined herein shall have the meanings set forth in the Consulting Agreement.

         2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This Option is intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, and the grant of this Option shall not affect the grant of any other option.

         3. EXERCISE TERMS. The Optionee may exercise this Option for the number of Option Shares at the prices and subject to the conditions as set forth below:

                  (1) The Option is exercisable with respect to 50,000 Option Shares at a price of $3.75 per Option Share at any time after the date hereof.

                  (2) The Option is exercisable with respect to 50,000 Option Shares at a price of $4.75 per Option Share at any time after the date hereof.

                  (3) The Option is exercisable with respect to 50,000 Option Shares at a price of $5.75 per Option Share if and when the Company's Common Stock trades at or above $6.25 per share during the term of the Consulting Agreement.

                  (4) The Option is exercisable with respect to 100,000 Option Shares at a price of $6.75 per Option Share if and when the Company's Common Stock trades at or above $7.50 per share during the term of the Consulting Agreement.

         For purposes of the foregoing, the closing bid price, as reported by the Nasdaq Small- Cap Market, will be used to determine if the Common Stock has traded at or above the prices indicated above. The conditions set forth above will be deemed to be satisfied if the Common Stock trades at or above the indicated prices at least one (1) trading day during the term of the Consulting Agreement.

         All rights to exercise the Option that vest in accordance with the terms set forth above shall expire two (2) years from the date hereof. Any portion of the Option that does not become exercisable because the Common Stock does not trade at or above the prices indicated above during the term of the Consulting Agreement shall expire no later than seven (7) months from the date hereof.

         All of the foregoing rights are subject to Section 4 if the Consulting Agreement is terminated for any reason.

         4. TERMINATION OF CONSULTING AGREEMENT. If the Consulting Agreement is terminated by either party in accordance with Section 1 thereof, no further installments of this Option shall become exercisable and this Option shall terminate with respect to all unvested options on such date (the "Termination Date"). In such a case, the Optionee's only rights to exercise options hereunder shall be those which are properly exercisable before the Termination Date, and the Optionee may exercise this Option for the number of Option Shares which have vested and become exercisable prior to the Termination Date.

         5. PARTIAL EXERCISE. Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

         6. PAYMENT OF PRICE. The Option price is payable in United States dollars only and must be paid in cash or by personal check, or any combination of the foregoing, equal in amount to the Option price.

         7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Chief Financial Officer of the Company, at its Lynnfield, Massachusetts office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such Option Shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such Option Shares as soon as practicable after notice shall be received. The certificate or certificates for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the entity so exercising this Option and shall be delivered as provided above to or upon the written order of the entity exercising this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable.

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         8.  OPTION  NOT  TRANSFERABLE.  This  Option  is  not  transferable  or assignable except by operation of law.

         9. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

         10. NO OBLIGATION TO CONTINUE CONSULTING AGREEMENT. By execution of this Option, the Company does not become obligated in any manner to continue to maintain the Consulting Agreement with the Optionee.

         11. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to the Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for by the Optionee. No adjustment shall be made, except adjustments for change in capitalization pursuant to Section 12 hereof, for dividends (whether in cash, securities or other property) or distributions or other similar rights for which the record date is prior to the date such stock certificate is issued.

         12. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. It is the purpose of this Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Because, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, stock split, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. Therefore, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), may, as to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (iii) upon written notice to the Optionee, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair-market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) terminate all Options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any Optionee for that portion of any Option which has otherwise vested and become exercisable prior to the Acquisition).

                                      - 3 -

         In the event of any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, this Option and the Option price shall be equitably adjusted and, in lieu of issuing fractional shares upon exercise thereof, this Option (and the corresponding Option Shares) shall be rounded upward or downward to the nearest whole share (rounding upward for all amounts equal to or in excess of .51).

         13. WITHHOLDING TAXES. The Optionee hereby agrees that the Company may withhold from the Optionee's remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

         14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

         15.      MISCELLANEOUS.

                  (a) NOTICES. Any notices or communication  provided for herein shall be given in writing by first-class mail, electronic facsimile transmission, or overnight courier service, which shall be in the case of the Optionee to its principal place of business, or to such other address as may be designated by such Optionee.

                  (b) AMENDMENT OF AGREEMENT. The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties to this Agreement.

                  (c) SEVERABILITY. In the event that any provisions of this Agreement shall be held to be invalid, the remaining Paragraphs shall remain in full force and effect.

                  (d) ATTORNEYS' FEES. In the event of any dispute, claim, arbitration or legal proceeding arising out of this Agreement, the successful or prevailing party shall be entitled to reimbursement from the other of all costs, expenses and attorneys' fees.

                  (e) NECESSARY ACTS. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  (f) PERSONS BOUND.  This  Agreement  shall be binding upon the
parties  hereto,  their  respective   administrators,   permitted   transferees,
assignees and legal successors.

                                      - 4 -

At the request of the Company, any such transferees, assignees, or successors in interest who shall be personally bound by this Agreement shall execute a counterpart of this Agreement.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, as of April 8, 1996, and the Optionee whose signature appears below acknowledges acceptance of an original copy of this Agreement.

                                       GREENMAN TECHNOLOGIES, INC.


                                       By:
                                          --------------------------------------
                                           Maurice E. Needham
                                           Chief Executive Officer


                                       OPTIONEE:

                                       SFM MARKETING, INC.


                                       By:
                                          --------------------------------------
                                           Duly Authorized

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